UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 7, 2006

ICON INCOME FUND NINE, LLC

--------------------------------------------------------------------------------

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50217	13-4183234
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue, 4th Floor

New York, New York 10011

--------------------------------------------------------------------------------

(Address of principal executive offices) (Zip Code)

(212) 418-4700

--------------------------------------------------------------------------------

(Registrant's telephone number, including area code)

--------------------------------------------------------------------------------

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

Effective June 7, 2006, ICON Income Fund Nine, LLC (“Fund Nine”) entered into a lease extension with Cathay Pacific Airways Limited (“Cathay”) with respect to an Airbus A340-313X aircraft, manufacturer’s serial number 128 (the “Aircraft”), in which Fund Nine has a 100% beneficial ownership interest. The lease with Cathay was due to expire on June 12, 2006. Pursuant to the lease extension, Cathay has agreed to lease the Aircraft until December 1, 2011. In connection with the lease extension, effective June 12, 2006, Fund Nine refinanced the non-recourse debt that was incurred when Fund Nine acquired the Aircraft. Approximately $44,363,166 in non-recourse debt was due to be repaid on June 12, 2006. Pursuant to the terms of the new loan agreement, the lender agreed to refinance the amount of non-recourse debt outstanding and extend the terms of the repayment of the non-recourse debt to December 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND NINE, LLC

By: ICON CAPITAL CORP., its Manager

Dated: June 15, 2006	By:/s/ Thomas W. Martin

Thomas W. Martin

Chief Operating Officer